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                                                          Exhibit 23.2
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                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 22, 1996 relating to the combined financial statements of Scripps Cable, appearing in the Amendment Number 5 dated July 18, 1996 to the Current Report on Form 8-K of The E.W. Scripps Company dated December 28, 1995, and to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 20, 1996